Exhibit 10.1

Answers Corporation
237 West 35th Street, Suite 1101
New York, NY 10001

January 23, 2008

Interlachen Convertible Investments Limited

c/o Interlachen Capital Group LP

800 Nicollet Mall, Suite 2500

Minneapolis, MN 55402-2034

Attention: Gregg Colburn/Lance Breiland

Re:  Amendment to Securities Purchase Agreement

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement by and among Answers Corporation (the “Company”) and Interlachen Convertible Investments Limited (the “Investor”), dated as of January 15, 2008 (the “Securities Purchase Agreement”).

The Company and the Investor hereby agree that any Termination Fee payable under the Securities Purchase Agreement shall be payable in cash and that no Termination Notes will be issued under the Securities Purchase Agreement.

The Company and the Investor hereby agree that clause (i) of the definition of “Termination Fee” set forth in Section 8(a) of the Securities Purchase Agreement is hereby amended and replaced in its entirety to read as follows:

“in the event of a Notes Termination Event, an amount in cash equal to 5% of the principal amount of the Follow-On Notes that were to be issued to such Buyer, as is set forth opposite such Buyer’s name in Column (3) on the Schedule of Buyers (the “Notes Termination Fee”).”

Upon execution of this Letter Agreement, except as modified by the provisions hereof, the Securities Purchase Agreement will remain in full force and effect in accordance with its terms.

This Letter Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the Investor. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

If this Letter Agreement accurately reflects the understanding and agreement of the Investor, please sign below and return an executed copy of this Letter Agreement to the undersigned.

Very truly yours,

ANSWERS CORPORATION

By:	/s/ Steven Steinberg
	Name:	Steven Steinberg
	Title:	CFO

Acknowledged and Agreed
as of this 23rd day of January, 2008

INTERLACHEN CONVERTIBLE INVESTMENTS LIMITED

By:	/s/ Gregg T. Colburn
	Name:	Gregg T. Colburn
	Title:	Authorized Signatory